IMAX CORPORATION
Exhibit 99.2

This presentation may contain "forward-looking statements" including, but are not limited to, references to future capital expenditures, business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business and operations, plans and references to the future success of the Company and expectations regarding the Company's future operating results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, actual results and developments are subject to a number of risks and uncertainties, including, but not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; changes in laws or regulations; conditions and developments in the commercial exhibition industry; the acceptance of the Company's new technologies; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; the potential impact of increased competition in the markets the Company operates within; and other factors, many of which are beyond the control of the Company. All of the forward-looking statements made in this presentation are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise. These and other risk factors are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and in the subsequent reports filed by the Company with the Securities and Exchange Commission.

Transition to Digital

Items to be Covered Why now Why digital should be a good thing for IMAX What technology we intend to use Timeline How much it should cost and how it gets paid for Summary

Why Now We believe it will soon be possible for IMAX Corporation to put a digital image on an IMAX screen that is consistent with our corporate mission of delivering the best out-of-home entertainment experiences in movie theatres. We believe we will be able to do this by using a combination of existing technologies such as the existing Sony 4K light engine in combination with IMAX IP that has been developed over the past several years. We are targeting the launch of the Digital IMAX product in the second half of '08.

Why is Going to Digital a Good Thing for IMAX? In the IMAX Business Model the single largest expense in releasing an IMAX film is not the conversion cost (DMR) or the marketing expense, but the print cost which ranges from $22.5K per 2D film to $45K per 3D film Lower Print Costs More profitability for the studios More film supplied to theatres Higher aggregate revenue and profitability to our theatre customers Should benefit IMAX through more system sales, greater participation in theatre success through JV's and greater participation in studio revenues (DMR fees).

Studio Economics Studio Economics (2D Film @ 100 Theatres) (Digital @ 100 theatres) Box Office $16.0MM $16.0MM Retention 8.8MM $ 8.8MM Marketing Expense (0.5MM) (0.5MM) Print Expense (2.2MM) (0.1MM) IMAX Participation (2.0MM) (2.0MM) ======= ======= Profit $ 4.1MM $ 6.2MM Reducing print costs increases studio gross margins by almost 50% Why is Going to Digital a Good Thing for IMAX? INDICATIVE EXAMPLE

IMAX

Technical Attributes of IMAX Digital

- Two 4K Sony Projectors
- High bandwidth (~ 3X) – virtually lossless
- Custom large field of view lens design
- IMAX Image Enhancement Engine (IP)
  - Contrast
  - Brightness/ Color saturation
- Screen management system
  - Interfaces with central theatre management systems

Ability to light-up an IMAX-sized screen with IMAX's unique geometry without image breakdown (to visible pixels).

think big.

Typical 35mm 2K Digital Cinema Typical 35mm 2K Digital Cinema IMAX 4K Digital IMAX 4K Digital Viewing compromised for seats to the left of each red line for varying projection technologies in an IMAX configured auditorium Resolution Parameters

Activity 2006 2007 2007 2007 2007 2008 2008 2008 2008 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 IMAX Lens Development ( 3 models) Projector IMAX Server (high bandwidth) IMAX Screen Management System (SMS) IMAX DCI Security Enclosure IMAX Image Enhancement Engine IMAX Digital Sound System Regulatory/Safety Approvals Field Pilot Testing (5 sites) DCI Certification Product Launch IMAX Anticipated Digital Timeline

Platform Transition Upgrade path / Swap-outs Virtual Print Fees Why they should appeal to the studios Accounting implications

Summary Two 4K light engines combined with IMAX IP Mid-2008 launch Expected R&D costs of $12MM Studios should have lower costs Theatres should benefit from more films and more programming flexibility IMAX should sell more systems and benefit from higher DMR fees

Joint Ventures

Faster growth of network Lower capital cost to exhibitors Greater recurring revenues Higher DMR revenues Very good return on capital Why Accelerate JV's We expect:

Deal Structure (Indicative) IMAX contributes the system Exhibitor funds retrofit costs Recoupment corridor to breakeven 50/50 profit split Cannibalization issues

Existing Exhibitor Model Investment IMAX Exhibitor Venture System Costs $700K Retrofit Costs $275K Total $975K Revenues Revenue Recoupment % 75% 25% Recoupment % Post Breakeven 50% 50% Incremental Revenues $380K Incremental Costs $75K Cash-on-Cash Returns to venture 32%

Pro Forma MPX JV Based on Historical Actual Film Results Assumptions Investment of $950K; $700K IMAX $250K Exhibitor Deal Structure 75/25 to recoupment 50/50 thereafter Cannibalization @ 15% Number of Films 3 2D @ $92K per Run 3 3D @ $150K per Run MPX Theatre IRR's (to Venture) 33% 3 2D @ $132K per Run 3 3D @ $270K per Run All Theatre IRR's (to Venture) 58%

DMR Revenue per Theatre Three 2D and three 3D films per year Based on actual DMR performance Assumed $90K per theatre per year in film revenue to IMAX based on historical averages

Rollout Plan 07 08 09 2010 JV Signings 20 30 40 50 JV Installations 10 18 42 48 Cumulative JV's 15 33 75 123 TBD

Financing Alternatives IMAX $25M cash plus assumed continued $26M undrawn Senior Line Special purpose facility After established track record, many financing alternatives